                                                                   Exhibit 4.3.1

                THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of April 3, 2002, between The Kroger Co., a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company"), having its principal office at 1014 Vine Street, Cincinnati, Ohio 45202, the Guarantors listed on the signature pages and Schedule I hereto (each, a "Guarantor") and U.S. Bank, N.A. (formerly known as Firstar Bank, N.A.), a banking corporation duly organized and existing under the laws of the State of Ohio, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

                The Company has heretofore executed and delivered to the Trustee an Indenture dated as of June 25, 1999 (the "Indenture"), providing for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided.

                Section 201 of the Indenture permits the form of the Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

                Section 301 of the Indenture permits the terms of the Securities of any series to be established in an indenture supplemental to the Indenture.

                Section 901(7) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

                Each of the Guarantors has duly authorized the issuance of a guarantee of the Securities, as set forth herein, and to provide therefor, each of the Guarantors has duly authorized the execution and delivery of this Thirteenth Supplemental Indenture.

                The Company and the Guarantors, pursuant to the foregoing authority, propose in and by this Thirteenth Supplemental Indenture to establish the terms and form of the Securities of a new series and to amend and supplement the Indenture in certain respects with respect to the Securities of such series.

                All things necessary to make this Thirteenth Supplemental Indenture a valid agreement of the Company and the Guarantors, and a valid amendment of and supplement to the Indenture, have been done.

                NOW, THEREFORE, THIS THIRTEENTH SUPPLEMENTAL INDENTURE
WITNESSETH:

                For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of the series to be created hereby, as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

Section 101.    DEFINITIONS.

                (a) For all purposes of this Thirteenth Supplemental Indenture:

                        (1) Capitalized terms used herein without definition
                shall have the meanings specified in the Indenture;

                        (2) All references herein to Articles and Sections,
                unless otherwise specified, refer to the corresponding Articles and Sections of this Thirteenth Supplemental Indenture and, where so specified, to the Articles and Sections of the Indenture as supplemented by this Thirteenth Supplemental Indenture; and

                        (3) The terms "hereof", "herein", "hereby", "hereto",
                "hereunder" and "herewith" refer to this Thirteenth Supplemental Indenture.

                (b) For all purposes of the Indenture and this Thirteenth Supplemental Indenture, with respect to the Securities of the series created hereby, except as otherwise expressly provided or unless the context otherwise requires:

                        "Adjusted Treasury Rate" means, with respect to any
                Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                        "Attributable Debt" means, in connection with a Sale and
                Lease-Back Transaction, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the interest rate borne by the Securities of the series created by this Thirteenth Supplemental Indenture) of the obligations of the Company or any Restricted Subsidiary for net rental payments during the remaining primary term of the applicable lease, calculated in accordance with generally accepted accounting principles. The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates, operating and labor costs or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

                        "Business Day" means any day other than a Saturday or
                Sunday or a day on which banking institutions in New York City or Cincinnati, Ohio are authorized or obligated by law or executive order to close.

                        "Capital Lease" means any lease of property which, in
                accordance with generally accepted accounting principles, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet; and "Capitalized Lease Obligation" means the amount of the liability which should be so capitalized or disclosed.

                        "Comparable Treasury Issue" means the United States
                Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

                        "Comparable Treasury Price" means, with respect to any
                Redemption Date, (i) the average of the Reference Treasury Dealer Quotations, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

                        "Consolidated Net Tangible Assets" means, for the
                Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles, the aggregate amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet after deducting therefrom (a) all liability items except deferred income taxes, commercial paper, short-term bank Indebtedness, Funded Indebtedness, other long-term liabilities and shareholders' equity and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.

                        "Credit Facility" means any credit agreement, loan
                agreement or credit facility, whether syndicated or not, involving the extension of credit by banks or other credit institutions, entered into by the Company or Fred Meyer, Inc. and outstanding on the date of this Thirteenth Supplemental Indenture, and any refinancing or other restructuring of such agreement or facility.

                        "Funded Indebtedness" means any Indebtedness maturing by
                its terms more than one year from the date of the determination thereof, including (i) any Indebtedness having a maturity of 12 months or less but by its terms renewable or extendible at the option of the obligor to a date later than 12 months from the date of the determination thereof and (ii) rental obligations payable more than 12 months from the date of determination thereof under Capital Leases (such rental obligations to be included as Funded Indebtedness at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Indebtedness at the amount so capitalized).

                        "Non-Restricted Subsidiary" means any Subsidiary that
                the Company's Board of Directors has in good faith declared pursuant to a written resolution not to be of material importance, either singly or together with all other Non-Restricted Subsidiaries, to the business of the Company and its consolidated Subsidiaries taken as a whole.

                        "Operating Assets" means all merchandise inventories,
                furniture, fixtures and equipment (including all transportation and warehousing equipment but excluding office equipment and data processing equipment) owned or leased pursuant to Capital Leases by the Company or a Restricted Subsidiary.

                        "Operating Property" means all real property and
                improvements thereon owned or leased pursuant to Capital Leases by the Company or a Restricted Subsidiary and constituting, without limitation, any store, warehouse, service center or distribution center wherever located, provided that such term shall not include any store, warehouse, service center or distribution center which the Company's Board of Directors declares by written resolution not to be of material importance to the business of the Company and its Restricted Subsidiaries.

                        "Quotation Agent" means the Reference Treasury Dealer
                appointed by the Company.

                        "Reference Treasury Dealer" means (i) Salomon Smith
                Barney Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

                        "Reference Treasury Dealer Quotations" means, with
                respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                        "Restricted Subsidiaries" means all Subsidiaries other
                than Non-Restricted Subsidiaries.

                        "Sale and Lease-Back Transaction" has the meaning
                specified in Section 1010.

                        "Subsidiary" means (i) any corporation or other entity
                of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company and/or one or more Subsidiaries or (ii) any partnership of which more than 50% of the partnership interest is owned by the Company or any Subsidiary.

                                   ARTICLE TWO

                                 SECURITY FORMS

Section 201.    FORM OF SECURITIES OF THIS SERIES.

                The Securities of this series shall be in the form set forth in this Article.

Section 202.    FORM OF FACE OF SECURITY.

                This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is not exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described in the Indenture.

                Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to The Kroger Co. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                 THE KROGER CO.

                           6.75% Senior Notes due 2012

CUSIP No. 501044 CC 3
No. ________                                                          $ ________

                The Kroger Co., a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______, or registered assigns, the principal sum of $____________ on April 15, 2012 and to pay interest thereon from April 3, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing October 15, 2002 at the rate of interest of 6.75% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Cincinnati, Ohio, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                In the case where any Interest Payment Date or the maturity date of this Security does not fall on a Business Day, payment of interest or principal otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the maturity date of this Security.

                Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
                                                   THE KROGER CO.

                                                   By
                                                      --------------------------

Attest:

 ---------------------------------------

                This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

                                                   U.S. BANK, N.A.,
                                                   as Trustee

                                                   By
                                                      --------------------------
                                                          Authorized Officer

Section 203.    FORM OF REVERSE OF SECURITY.

                This Security is one of a duly authorized issue of Securities of the Company (including the related Guarantees, the "Securities") issued and to be issued under an Indenture dated as of June 25, 1999, as supplemented by the First Supplemental Indenture dated as of June 25, 1999, the Second Supplemental Indenture dated as of June 25, 1999, the Third Supplemental Indenture dated as of June 25, 1999, the Fourth Supplemental Indenture dated as of September 22, 1999, the Fifth Supplemental Indenture dated as of September 22, 1999, the Sixth Supplemental Indenture dated as of September 22, 1999, the Seventh Supplemental Indenture dated as of February 11, 2000, the Eighth Supplemental Indenture dated as of February 11, 2000, the Ninth Supplemental Indenture dated as of August 21, 2000, the Tenth Supplemental Indenture dated as of May 11, 2001, the Eleventh Supplemental Indenture dated as of May 11, 2001, the Twelfth Supplemental Indenture dated as of August 16, 2001 and the Thirteenth Supplemental Indenture dated as of April 3, 2002 (as so supplemented, herein called the "Indenture"), each between the Company and the Guarantors named therein, and Firstar Bank, N.A. (now known as U.S. Bank, N.A.), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors named therein, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $500,000,000.

                The Securities of this series will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points, plus, in each case, accrued interest thereon to the date of redemption.

                Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of the Securities to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.

                The Indenture contains provisions for defeasance at any time of
(i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

                If an Event of Default shall occur and be continuing, the principal of all Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 50% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; PROVIDED, HOWEVER, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

                No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor, of a different authorized denomination, as requested by the Holder surrendering the same.

                Except where otherwise specifically provided in the Indenture, no service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Section 204.    FORM OF GUARANTEE.

                The form of Guarantee shall be set forth on the Securities substantially as follows:

                                    GUARANTEE

                For value received, each of the undersigned hereby absolutely, fully and unconditionally and irrevocably guarantees, jointly and severally with each other Guarantor, to the holder of this Security the payment of principal of, premium, if any, and interest on this Security upon which this Guarantee is endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Five of the Thirteenth Supplemental Indenture to the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated: April 3, 2002


Attest: Each of the Guarantors Listed on Schedule I hereto, as Guarantor of the Securities

                                     By:
-----------------------------           ----------------------------------------
Assistant Secretary/Secretary              Name:
                                           Title:

                                     QUEEN CITY ASSURANCE, INC.,
                                     as Guarantor of the Securities
                                     RJD ASSURANCE, INC.,
                                     as Guarantor of the Securities
                                     VINE COURT ASSURANCE INCORPORATED,
Attest:                              as Guarantor of the Securities

                                     By:
-----------------------------           ----------------------------------------
Scott M. Henderson                         Name:  Bruce M. Gack
Treasurer                                  Title: Senior Vice President/Vice
                                                  President

                                     RICHIE'S INC., as Guarantor of the
                                     Securities

                                     By:
                                        ----------------------------------------
                                           Name:  Thomas P. O'Brien, Jr.
                                           Title: Vice President, Secretary
                                                  and Treasurer

                                     ROCKET NEWCO, INC.,
                                     as Guarantor of the Securities

                                     HENPIL, INC.,
                                     as Guarantor of the Securities

                                     By:
                                        ----------------------------------------
                                           Name:  Thomas P. O'Brien, Jr.
                                           Title: President/Vice President

This is one of the Guarantees referred to in the within mentioned Indenture.

                                           U.S. BANK, N.A.
                                           as Trustee

                                           By:
                                              ----------------------------------
                                                   Name:
                                                   Title:

                                   SCHEDULE I

                                   Guarantors

NAME OF GUARANTOR                                          STATE OF ORGANIZATION
-----------------                                          ---------------------
Alpha Beta Company                                         California
Bay Area Warehouse Stores, Inc.                            California
Bell Markets, Inc.                                         California
Cala Co.                                                   Delaware
Cala Foods, Inc.                                           California
CB&S Advertising Agency, Inc.                              Oregon
Crawford Stores, Inc.                                      California
Dillon Companies, Inc.                                     Kansas
Dillon Real Estate Co., Inc.                               Kansas
Distribution Trucking Company                              Oregon
Drugs Distributors, Inc.                                   Indiana
F4L L.P.                                                   Ohio
FM, Inc.                                                   Utah
Food 4 Less GM, Inc.                                       California
Food 4 Less Holdings, Inc.                                 Delaware
Food 4 Less Merchandising, Inc.                            California
Food 4 Less of California, Inc.                            California
Food 4 Less of Southern California, Inc.                   Delaware
Fred Meyer, Inc.                                           Delaware
Fred Meyer Jewelers, Inc.                                  California
Fred Meyer of Alaska, Inc.                                 Alaska
Fred Meyer of California, Inc.                             California
Fred Meyer Stores, Inc.                                    Delaware
Hughes Markets, Inc.                                       California
Hughes Realty, Inc.                                        California
Inter-American Foods, Inc.                                 Ohio
Junior Food Stores of West Florida, Inc.                   Florida
J.V. Distributing, Inc.                                    Michigan
KRGP Inc.                                                  Ohio
KRLP Inc.                                                  Ohio
The Kroger Co. of Michigan                                 Michigan
Kroger Dedicated Logistics Co.                             Ohio
Kroger Group Cooperative, Inc.                             Ohio
Kroger Limited Partnership I                               Ohio
Kroger Limited Partnership II                              Ohio
Kroger Texas L.P.                                          Ohio
KU Acquisition Corporation                                 Washington
Kwik Shop, Inc.                                            Kansas

NAME OF GUARANTOR                                          STATE OF ORGANIZATION
-----------------                                          ---------------------
Mini Mart, Inc.                                            Wyoming
Peyton's-Southeastern, Inc.                                Tennessee
QFC Sub, Inc.                                              Washington
Quality Food Centers, Inc.                                 Washington
Quality Food Holdings, Inc.                                Delaware
Quality Food, Inc.                                         Delaware
Quik Stop Markets, Inc.                                    California
Ralphs Grocery Company                                     Delaware
Roundup Co.                                                Washington
Second Story, Inc.                                         Washington
Smith's Beverage of Wyoming, Inc.                          Wyoming
Smith's Food & Drug Centers, Inc.                          Delaware
THGP Co., Inc.                                             Pennsylvania
THLP Co., Inc.                                             Pennsylvania
Topvalco, Inc.                                             Ohio
Turkey Hill, L.P.                                          Pennsylvania
Wells Aircraft, Inc.                                       Kansas

                                  ARTICLE THREE

                            THE SERIES OF SECURITIES

Section 301.    TITLE AND TERMS.

                There shall be a series of Securities designated as the "6.75% Senior Notes due 2012" of the Company. Their Stated Maturity shall be April 15, 2012, and they shall bear interest at the rate of 6.75% per annum.

                Interest on the Securities of this series will be payable semi-annually on April 15 and October 15 of each year, commencing October 15, 2002, until the principal thereof is made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Securities of this series (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                In the case where any Interest Payment Date or the maturity date of the Securities of this series does not fall on a Business Day, payment of interest or principal otherwise payable on such date need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the maturity date of the Securities of this series.

                The aggregate principal amount of Securities of this series which may be authenticated and delivered under this Thirteenth Supplemental Indenture is limited to $500,000,000, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities of this series pursuant to Section 304, 305 and 306 of the Indenture and except for any Securities of this series which, pursuant to
Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture.

                The Securities of this series will be represented by two or more Global Securities representing the entire $500,000,000 aggregate principal amount of the Securities of this series, and the Depositary with respect to such Global Security or Global Securities will be The Depository Trust Company.

                The Place of Payment for the principal of (and premium, if any) and interest on the Securities of this series shall be the office or agency of the Company in the City of Cincinnati, State of Ohio, maintained for such purpose, which shall be the Corporate Trust Office of the Trustee and at any other office or agency maintained by the Company for such purpose; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                The Securities of this series are redeemable prior to maturity at the option of the Company as provided in this Thirteenth Supplemental Indenture.

                The Securities of this series are not subject to a sinking fund and the provisions of Section 501(3) and Article Twelve of the Indenture shall not be applicable to the Securities of this series.

                The Securities of this series are subject to defeasance at the option of the Company as provided in this Thirteenth Supplemental Indenture.

                                  ARTICLE FOUR

                  MODIFICATIONS AND ADDITIONS TO THE INDENTURE

Section 401. MODIFICATIONS TO THE CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE PROVISIONS.

                With respect to the Securities of this series, Section 801 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

                "Section 801. COVENANT NOT TO MERGE, CONSOLIDATE, SELL OR CONVEY PROPERTY EXCEPT UNDER CERTAIN CONDITIONS.

                The Company covenants that it will not merge with or into or consolidate with any corporation, partnership, or other entity or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either the Company shall be the continuing corporation, or the successor entity or the Person which acquires by sale, lease or conveyance all or substantially all the assets of the Company (if other than the Company) shall be a corporation or partnership organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all obligations of the Company under this Indenture and the Securities of the series created by the Thirteenth Supplemental Indenture, including the due and punctual payment of the principal of and interest on all the Securities of the series created by the Thirteenth Supplemental Indenture according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such entity, and (ii) the Company, such person or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition and, immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

                Section 802. SUCCESSOR SUBSTITUTED

                Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, lease or conveyance of all or substantially all of the assets of the Company in accordance with
        Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, lease or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities."

Section 402.    OTHER MODIFICATIONS.

                With respect to the Securities of this series, the Indenture shall be modified as follows:

                (a) The eighth paragraph of Section 305 of the Indenture shall be modified by inserting ", and a successor Depositary is not appointed by the Company within 90 days" at the end of clause (i) in such paragraph; and

                (b) Section 401 of the Indenture shall be modified by adding to the end of such Section the following paragraph:

                "For the purpose of this Section 401, trust funds may consist of
        (A) money in an amount, or (B) U.S. Government Obligations (as defined in Section 1304) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, the principal of, premium, if any, and each installment of interest on the Securities of this series on the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities of this series."

Section 403.    ADDITIONAL COVENANTS; DEFEASANCE AND COVENANT DEFEASANCE.

                (a) With respect to the Securities of this series, the following provisions shall be added as Sections 1009 and 1010 and as Article Thirteen (Section references contained in these additional provisions are to the Indenture as supplemented by this Thirteenth Supplemental Indenture):

                "Section 1009. LIMITATIONS ON LIENS.

                After the date hereof and so long as any Securities of the series created by the Thirteenth Supplemental Indenture are Outstanding, the Company will not issue, assume or guarantee, and will not permit any Restricted Subsidiary to issue, assume or guarantee, any Indebtedness which is secured by a mortgage, pledge, security interest, lien or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any of the foregoing) (each being hereinafter referred to as a "lien" or "liens") of or upon any Operating Property or Operating Asset, whether now owned or hereafter acquired, of the Company or any Restricted Subsidiary without effectively providing that the Securities of the series created by the Thirteenth Supplemental Indenture (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Securities) shall be equally and ratably secured by a lien on such assets ranking ratably with and equal to (or at the Company's option prior to) such secured Indebtedness; provided that the foregoing restriction shall not apply to:

                (a) liens on any property or assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary provided that such lien does not extend to any other property of the Company or any of its Restricted Subsidiaries;

                (b) liens on any property or assets (including stock) existing at the time of acquisition of such property or assets by the Company or a Restricted Subsidiary, or liens to secure the payment of all or any part of the purchase price of such property or assets (including stock) upon the acquisition of such property or assets by the Company or a Restricted Subsidiary or to secure any indebtedness incurred, assumed or guaranteed by the Company or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such property or, in the case of real property, construction or improvements thereon or attaching to property substituted by the Company to obtain the release of a lien on other property of the Company on which a lien then exists, which indebtedness is incurred, assumed or guaranteed prior to, at the time of, or within 18 months after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation at such property, whichever is later (which in the case of a retail store is the opening of the store for business to the public)); provided that in the case of any such acquisition, construction or improvement, the lien shall not apply to any other property or assets theretofore owned by the Company or a Restricted Subsidiary;

                (c) liens on any property or assets to secure Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                (d) liens on any property or assets of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or a Restricted Subsidiary provided that such lien does not extend to any other property of the Company or any of its Restricted Subsidiaries;

                (e) liens on any property or assets of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the property or assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

                (f) liens existing on properties or assets of the Company or any Restricted Subsidiary existing on the date hereof; provided that such liens secure only those obligations which they secure on the date hereof or any extension, renewal or replacement thereof;

                (g) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) through (f), inclusive; provided that such extension, renewal or replacement shall be limited to all or a part of the property or assets which secured the lien so extended, renewed or replaced (plus improvements and construction on real property);

                (h) liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehouseman's, vendors', or other similar liens arising in the ordinary course of business of the Company or a Restricted Subsidiary, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing liens;

                (i) pledges, liens or deposits under worker's compensation laws or similar legislation and liens or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Company or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party, or in litigation or other proceedings such as, but not limited to, interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

                (j) liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 30 days of the date of judgment; or liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;

                (k) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Company or any Restricted Subsidiary or the ownership of the property or assets of any of them which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of the Company, materially impair the use of such property or assets in the operation of the business of the Company or such Restricted Subsidiary or the value of such property or assets for the purposes of such business; or

                (l) liens not permitted by clauses (a) through (k) above if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries secured by all such liens not so permitted by clauses (a) through (k) above together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by paragraph (a) of Section 1010 does not exceed 10% of Consolidated Net Tangible Assets.

                Section 1010. LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS.

                After the date hereof and so long as any Securities of the series created by the Thirteenth Supplemental Indenture are Outstanding, the Company agrees that it will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or a Restricted Subsidiary of any Operating Property or Operating Asset (other than any such arrangement involving a lease for a term, including renewal rights, for not more than 3 years and leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), whereby such Operating Property or Operating Asset has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such Person (herein referred to as a "Sale and Lease-Back Transaction"), unless:

                (a) the Company or such Restricted Subsidiary would, at the time of entering into a Sale and Lease-Back transaction, be entitled to incur Indebtedness secured by a lien on the Operating Property or Operating Asset to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Securities of the series created by the Thirteenth Supplemental Indenture pursuant to Section 1009; or

                (b) the proceeds of the sale of the Operating Property or Operating Asset to be leased are at least equal to the fair market value of such Operating Property or Operating Asset (as determined by the chief financial officer or chief accounting officer of the Company) and an amount in cash equal to the net proceeds from the sale of the Operating Property or Operating Asset so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of Operating Property, the construction) of Operating Property or Operating Assets or to the retirement, repurchase, redemption or repayment (other than at maturity or pursuant to a mandatory sinking fund or redemption provision and other than Indebtedness owned by the Company or any Restricted Subsidiary) of Securities of the series created by the Thirteenth Supplemental Indenture or of Funded Indebtedness of the Company ranking on a parity with or senior to the Securities of the series created by the Thirteenth Supplemental Indenture, or in the case of a Sale and Lease-Back Transaction by a Restricted Subsidiary, of Funded Indebtedness of such Restricted Subsidiary; provided that in connection with any such retirement, any related loan commitment or the like shall be reduced in an amount equal to the principal amount so retired.

                The foregoing restriction shall not apply to, in the case of any Operating Property or Operating Asset acquired or constructed subsequent to the date eighteen months prior to the date of this Indenture, any Sale and Lease-Back Transaction with respect to such Operating Asset or Operating Property (including presently owned real property upon which such Operating Property is to be constructed) if a binding commitment is entered into with respect to such Sale and Lease-Back Transaction within 18 months after the later of the acquisition of the Operating Property or Operating Asset or the completion of improvements or construction thereon or commencement of full operations at such Operating Property (which in the case of a retail store is the opening of the store for business to the public).

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

                Section 1301. COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

                The Company may at its option by Board Resolution, at any time, elect to have either Section 1302 or Section 1303 applied to the Outstanding Securities of this series upon compliance with the conditions set forth below in this Article Thirteen.

                Section 1302. DEFEASANCE AND DISCHARGE.

                Upon the Company's exercise of the option provided in Section 1301 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of the series created by the Thirteenth Supplemental Indenture on the date the conditions set forth below are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of this series and to have satisfied all its other obligations under such Securities of this series and this Indenture insofar as such Securities of this series are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities of this series to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such securities when such payments are due, (B) the Company's obligations with respect to such Securities of this series under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under
        Section 1303.

                Section 1303. COVENANT DEFEASANCE.

                Upon the Company's exercise of the option provided in Section 1301 applicable to this Section, the Company shall be released from its obligations under Section 501(4) (in respect of the covenants in Sections 1008 through 1010), Section 801 and Sections 1008 through 1010, the Securities of this series and the Holders of Securities of this series, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant Defeasance"). For this purpose, such covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities of this series shall be unaffected thereby.

                Section 1304. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

                The following shall be the conditions to application of either
        Section 1302 or Section 1303 to the Outstanding Securities of this series:

                        (1) The Company shall irrevocably have deposited or
                caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities of this series, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and each installment of interest on the Securities of this series on the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities of this series. For this purpose, "U.S. Government Obligations" means securities that are
                (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

                        (2) No Event of Default or event which with notice or
                lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 501(6) and (7) are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                        (3) Such Defeasance or covenant Defeasance shall not
                cause the Trustee to have a conflicting interest as defined in
                Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

                        (4) Such Defeasance or covenant Defeasance shall not
                result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

                        (5) The Company shall have delivered to the Trustee an
                Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 1302 or the covenant Defeasance under Section 1303 (as the case may be) have been complied with.

                        (6) In the case of an election under Section 1302, the
                Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or
                (y) since the date of this Thirteenth Supplemental Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of this series will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance or covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance or covenant Defeasance had not occurred.

                Section 1305. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively, for purposes of this Section 1305, the

        "Trustee") pursuant to Section 1304 in respect of the Securities of this series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities of this series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of this series, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of this series.

                Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or covenant Defeasance.

                Section 1306. REINSTATEMENT.

                If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1302 or 1303 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities of this series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1302 or 1303; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (and premium, if any) or interest on any Security of this series following the reinstatement of its obligations, the Company shall be subjugated to the rights of the Holders of such Securities of this series to receive such payment from the money held by the Trustee or the Paying Agent."

Section 404.    REDEMPTION OF SECURITIES.

                With respect to Securities of this series, Section 1101 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

                "Section 1101. OPTIONAL REDEMPTION.

                The Securities will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points plus, in each case, accrued interest thereon to the date of redemption."

                                  ARTICLE FIVE

                                    GUARANTEE

Section 501.    GUARANTEE.

                Each Guarantor hereby jointly and severally fully and unconditionally guarantees (each a "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture or the Securities or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that (a) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, upon redemption, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantor to the Holders of or the Trustee under the Indenture or the Securities hereunder (including fees, expenses or others) (collectively, the "Obligations") will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Securities; and (b) in case of any extension of time of payment or renewal of any Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. If the Company shall fail to pay when due, or to perform, any Obligations, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under the Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the Obligations of the Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company.

                Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions of the Indenture or the Securities, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) the maturity of the Obligations may be accelerated as provided in Article Five of the Indenture for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations, and (b) in the event of any acceleration of such Obligations as provided in Article Five of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of its Guarantee.

Section 502.    WAIVER OF DEMAND.

                To the fullest extent permitted by applicable law, each of the Guarantors waives presentment to, demand of payment from and protest of any of the Obligations, and also waives notice of acceptance of its Guarantee and notice of protest for nonpayment.

Section 503.    GUARANTEE OF PAYMENT.

                Each of the Guarantors further agrees that its Guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Trustee or any Holder of the Securities to the security, if any, held for payment of the Obligations.

Section 504.    NO DISCHARGE OR DIMINISHMENT OF GUARANTEE.

                Subject to Section 510 of this Thirteenth Supplemental Indenture, the obligations of each of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the Securities to assert any claim or demand or to enforce any remedy under the Indenture or the Securities, any other guarantee or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

Section 505.    DEFENSES OF COMPANY WAIVED.

                To the extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Company or any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than final and indefeasible payment in full in cash of the Obligations. Each of the Guarantors waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each of the Guarantors against the Company or any security.

Section 506.    CONTINUED EFFECTIVENESS.

                Subject to Section 510 of this Thirteenth Supplemental Indenture, each of the Guarantors further agrees that its Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Trustee or any Holder of the Securities upon the bankruptcy or reorganization of the Company.

Section 507.    SUBROGATION.

                In furtherance of the foregoing and not in limitation of any other right of each of the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Trustee or any Holder of the Securities, forthwith pay, or cause to be paid, to the Holders in cash the amount of such unpaid Obligations, and thereupon the Holders shall, assign (except to the extent that such assignment would render a Guarantor a "creditor" of the Company within the meaning of Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute) the amount of the Obligations owed to it and paid by such Guarantor pursuant to this Guarantee to such Guarantor, such assignment to be PRO RATA to the extent the Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders). If (a) a Guarantor shall make payment to the Holders of all or any part of the Obligations and (b) all the Obligations and all other amounts payable under this Thirteenth Supplemental Indenture shall be indefeasibly paid in full, the Trustee will, at such Guarantor's request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor.

Section 508.    INFORMATION.

                Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Company's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs hereunder, and agrees that the Trustee and the Holders of the Securities will have no duty to advise the Guarantors of information known to it or any of them regarding such circumstances or risks.

Section 509. SUBORDINATION.

                Upon payment by any Guarantor of any sums to the Holders, as provided above, all rights of such Guarantor against the Company, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations to the Trustee; PROVIDED, HOWEVER, that any right of subrogation that such Guarantor may have pursuant to this Thirteenth Supplemental Indenture is subject to Section 507 hereof.

Section 510.    TERMINATION.

                A Guarantor shall, upon the occurrence of either of the following events, be automatically and unconditionally released and discharged from all obligations under this Thirteenth Supplemental Indenture and its Guarantee without any action required on the part of the Trustee or any Holder if such release and discharge will not result in any downgrade in the rating given to the Securities by Moody's Investors Service and Standard and Poor's Rating Services:

                (a) upon any sale, exchange, transfer or other disposition (by merger or otherwise) of all of the Capital Stock of a Guarantor or all, or substantially all, of the assets of such Guarantor, which sale or other disposition is otherwise in compliance with the terms of the Indenture; provided, however, that such Guarantor shall not be released and discharged from its obligations under this Thirteenth Supplemental Indenture and its Guarantee if, upon consummation of such sale, exchange, transfer or other disposition (by merger or otherwise), such Guarantor remains or becomes a Guarantor under any Credit Facility; or

                (b) at the request of the Company, at any time that none of the Credit Facilities are guaranteed by any Subsidiary of the Company.

The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section. Any Guarantor not so released will remain liable for the full amount of the principal of, premium, if any, and interest on the Notes provided in this Thirteenth Supplemental Indenture and its Guarantee.

Section 511.    GUARANTEES OF OTHER INDEBTEDNESS.

                As long as the Securities are guaranteed by the Guarantors, the Company will cause each of its Subsidiaries that becomes a Guarantor in respect of (i) any Indebtedness of the Company which is outstanding on the date hereof and (ii) any Indebtedness incurred by the Company after the date hereof (other than in respect of asset-backed securities), to include in any guarantee given by any such Guarantor, provisions similar to those set forth in Section 510 hereof.

Section 512.    ADDITIONAL GUARANTORS.

                The Company will cause each of its Subsidiaries that becomes a Guarantor in respect of any Indebtedness of the Company following the date hereof to execute and deliver a supplemental indenture pursuant to which it will become a Guarantor under this Thirteenth Supplemental Indenture, if it has not already done so or unless the Guarantor is prohibited from doing so by applicable law or a provision of a contract to which it is a party or by which it is bound.

Section 513.    LIMITATION OF GUARANTOR'S LIABILITY.

                Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal of state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Thirteenth Supplemental Indenture and its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of, any other Guarantor in respect of the obligations of such Guarantor under its Guarantee or pursuant to its contribution obligations under this Thirteenth Supplemental Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

Section 514.    CONTRIBUTION FROM OTHER GUARANTORS.

                Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with generally accepted accounting principles in effect in the United States of America as of the date hereof.

Section 515.    NO OBLIGATION TO TAKE ACTION AGAINST THE COMPANY.

                Neither the Trustee, any Holder nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantee.

Section 516.    DEALING WITH THE COMPANY AND OTHERS.

                The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may:

                (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

                (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral from the Company;

                (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the Obligations;

                (d) accept compromises or arrangements from the Company;

                (e) apply all monies at any time received from the Company or from any security to such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

                (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

Section 517.    EXECUTION AND DELIVERY OF THE GUARANTEE.

                (a) To further evidence the Guarantee set forth in this Article Five, each Guarantor hereby agrees that a notation of such Guarantee shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an officer of each Guarantor. The corporate seal of a Guarantor may be reproduced on the executed Guarantee and the execution thereof may be attested to by any appropriate officer of the Guarantor, but neither such reproduction nor such attestation is or shall be required.

                (b) Each of the Guarantors hereby agrees that its Guarantee set forth in this Article Five shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

                (c) If an officer of a Guarantor whose signature is on this Thirteenth Supplemental Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates such Guarantee or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

                (d) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Thirteenth Supplemental Indenture on behalf of each Guarantor.

                                   ARTICLE SIX

                                  MISCELLANEOUS

Section 601.    MISCELLANEOUS.

                (a) The Trustee accepts the trusts created by the Indenture, as supplemented by this Thirteenth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Thirteenth Supplemental Indenture.

                (b) The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Thirteenth Supplemental Indenture.

                (c) All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

                (d) Each of the Company and the Trustee makes and reaffirms as of the date of execution of this Thirteenth Supplemental Indenture all of its respective representations, covenants and agreements set forth in the Indenture.

                (e) All covenants and agreements in this Thirteenth Supplemental Indenture by the Company or the Trustee and each Guarantor shall bind its respective successors and assigns, whether so expressed or not.

                (f) In case any provisions in this Thirteenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                (g) Nothing in this Thirteenth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the series of Securities created hereby, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                (h) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as may be amended from time to time, that is required under such Act to be a part of and govern this Thirteenth Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Thirteenth Supplemental Indenture as so modified or excluded, as the case may be.

                (i) This Thirteenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                (j) All amendments to the Indenture made hereby shall have effect only with respect to the series of Securities created hereby.

                (k) All provisions of this Thirteenth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Thirteenth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                              THE KROGER CO.
                                     Each of the Guarantors Listed on Schedule I hereto, as Guarantor of the Securities

/s/ Bruce M. Gack                    By: /s/ Paul Heldman
------------------------------           ---------------------------------------
Bruce M. Gack                              Name:    Paul W. Heldman
Assistant Secretary/Secretary              Title:   Senior Vice President
                                                    /President/Vice President

Attest:                              QUEEN CITY ASSURANCE, INC.,
                                     as Guarantor of the Securities
                                     RJD ASSURANCE, INC.,
                                     as Guarantor of the Securities
                                     VINE COURT ASSURANCE INCORPORATED,
                                     as Guarantor of the Securities

/s/ Scott M. Henderson               By: /s/ Bruce M. Gack
------------------------------           ---------------------------------------
Scott M. Henderson                         Name:  Bruce M. Gack
Treasurer                                  Title: Senior Vice President/Vice
                                                  President

                                     RICHIE'S INC., as Guarantor of the
                                     Securities

                                     By: /s/ Thomas P. O'Brien, Jr.
                                         ---------------------------------------
                                           Name:  Thomas P. O'Brien, Jr.
                                           Title: Vice President, Secretary
                                                  and Treasurer

                                     ROCKET NEWCO, INC.,
                                     as Guarantor of the Securities

                                     HENPIL, INC.,
                                     as Guarantor of the Securities

                                     By: /s/ Thomas P. O'Brien, Jr.
                                         ---------------------------------------
                                           Name:  Thomas P. O'Brien, Jr.
                                           Title: President/Vice President

Attest:                                       U.S. BANK, N.A.,
                                             as Trustee

/s/ Keith Maurmeier                       By: /s/ Bill Sicking
---------------------                         -----------------------------
                                                   Name:   William Sicking
                                                   Title : Trust Officer

                                   SCHEDULE I

                                   Guarantors

NAME OF GUARANTOR                                          STATE OF ORGANIZATION
-----------------                                          ---------------------
Alpha Beta Company                                         California
Bay Area Warehouse Stores, Inc.                            California
Bell Markets, Inc.                                         California
Cala Co.                                                   Delaware
Cala Foods, Inc.                                           California
CB&S Advertising Agency, Inc.                              Oregon
Crawford Stores, Inc.                                      California
Dillon Companies, Inc.                                     Kansas
Dillon Real Estate Co., Inc.                               Kansas
Distribution Trucking Company                              Oregon
Drugs Distributors, Inc.                                   Indiana
F4L L.P.                                                   Ohio
FM, Inc.                                                   Utah
Food 4 Less GM, Inc.                                       California
Food 4 Less Holdings, Inc.                                 Delaware
Food 4 Less Merchandising, Inc.                            California
Food 4 Less of California, Inc.                            California
Food 4 Less of Southern California, Inc.                   Delaware
Fred Meyer, Inc.                                           Delaware
Fred Meyer Jewelers, Inc.                                  California
Fred Meyer of Alaska, Inc.                                 Alaska
Fred Meyer of California, Inc.                             California
Fred Meyer Stores, Inc.                                    Delaware
Hughes Markets, Inc.                                       California
Hughes Realty, Inc.                                        California
Inter-American Foods, Inc.                                 Ohio
Junior Food Stores of West Florida, Inc.                   Florida
J.V. Distributing, Inc.                                    Michigan
KRGP Inc.                                                  Ohio
KRLP Inc.                                                  Ohio
The Kroger Co. of Michigan                                 Michigan
Kroger Dedicated Logistics Co.                             Ohio
Kroger Group Cooperative, Inc.                             Ohio
Kroger Limited Partnership I                               Ohio
Kroger Limited Partnership II                              Ohio
Kroger Texas L.P.                                          Ohio
KU Acquisition Corporation                                 Washington
Kwik Shop, Inc.                                            Kansas
Mini Mart, Inc.                                            Wyoming

NAME OF GUARANTOR                                          STATE OF ORGANIZATION
-----------------                                          ---------------------
Peyton's-Southeastern, Inc.                                Tennessee
QFC Sub, Inc.                                              Washington
Quality Food Centers, Inc.                                 Washington
Quality Food Holdings, Inc.                                Delaware
Quality Food, Inc.                                         Delaware
Quik Stop Markets, Inc.                                    California
Ralphs Grocery Company                                     Delaware
Roundup Co.                                                Washington
Second Story, Inc.                                         Washington
Smith's Beverage of Wyoming, Inc.                          Wyoming
Smith's Food & Drug Centers, Inc.                          Delaware
THGP Co., Inc.                                             Pennsylvania
THLP Co., Inc.                                             Pennsylvania
Topvalco, Inc.                                             Ohio
Turkey Hill, L.P.                                          Pennsylvania
Wells Aircraft, Inc.                                       Kansas

STATE OF Ohio           )
                        ) ss.:
COUNTY OF Hamilton      )

                On the 29th day of March, 2002, before me personally came Paul
W. Heldman, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President of The Kroger Co., and President or Vice President of each of the Guarantors Listed on Schedule I hereto, corporations described in and which executed the foregoing instrument; that he knows the seals of said corporations; that the seals affixed to said instrument are such corporate seals; that they were so affixed by authority of the Board of Directors of such corporations, and that he signed his name thereto by like authority.

                                             /s/ Dorothy Dansberry
                                             ----------------------

STATE OF Ohio           )
                        ) ss.:
COUNTY OF Hamilton      )

                On the 1st day of April 2002, before me personally came Thomas
P. O'Brien, Jr., to me known, who, being by me duly sworn, did depose and say that he is President of Rocket Newco, Inc. and Henpil, Inc., corporations described in and which executed the foregoing instrument; that he knows the seals of said corporations; that the seals affixed to said instrument are such corporate seals; that they were so affixed by authority of the Board of Directors of said corporations, and that he signed his name thereto by like authority.

                                             /s/ Dorothy Dansberry
                                             ----------------------

                                                                            Page
                                                                            ----

STATE OF Ohio           )
                        ) ss.:
COUNTY OF Hamilton      )


                On the day 1st of April 2002, before me personally came Bruce M. Gack, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President of Queen City Assurance, Inc., RJD Assurance, Inc. and Vine Court Assurance Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Boards of Directors of said corporation, and that he signed his name thereto by like authority.

                                             /s/ Dorothy Dansberry
                                             ----------------------

STATE OF Ohio           )
                        ) ss.:
COUNTY OF Hamilton      )

                On the 1st day of April 2002, before me personally came Thomas
P. O'Brien Jr., to me known, who, being by me duly sworn, did depose and say that he is Vice President, Secretary and Treasurer of Richie's Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Boards of Directors of said corporation, and that he signed his name thereto by like authority.

                                             /s/ Dorothy Dansberry
                                             ----------------------

                                                                            Page
                                                                            ----

STATE OF Ohio           )
                        ) ss.:
COUNTY OF Hamilton      )


                On the 1st day of April 2002, before me personally came William Sicking, to me known, who, being by me duly sworn, did depose and say that he is a Trust Officer of U.S. Bank, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                             /s/ Dorothy Dansberry
                                             ----------------------